SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[x]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive  Proxy  Statement
[ ]   Definitive  Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Power-Cell, Inc.
 -------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

 -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)
[ ]    No fee required.
[x]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
       1) Title of each class of securities to which transaction applies:

          Common Stock of Park Pharmacy Corporation a Texas Corporation

       2) Aggregate number of securities to which transaction applies: 7,600,000


       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $0.0001

       4) Proposed maximum aggregate value of transaction:  $760.00

       5) Total fee paid:  $16.89

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       1) Amount Previously Paid:

       2) Form, Schedule or Registration Statement No.:

       3) Filing Party:

       4) Date Filed:

                                TABLE OF CONTENTS


                                                               Page
                                                               ----
General                                                          1
     Purpose                                                     1
     Place and Time of Meeting                                   1
     Mailing of Notice                                           1
     Revocation of Proxy                                         1
     Voting Procedures                                           1
     Who May Vote                                                1
     Change of Address                                           1
     Please Vote                                                 1

Resolutions to Be Considered                                     2

Acquisition of Park Pharmacy                                     2

Election of Directors                                            2

The Series A Preferred Stock                                     2

Power-Cell, Inc.                                                 4
     Present Business                                            4
     Additional Information                                      4

Park Pharmacy Corporation                                        4
     General                                                     4
     Business Plan                                               4
     Competition                                                 5
     Year 2000 (Y2K)                                             5
     Officers & Directors                                        5
     Certain Transactions                                        6
     Compensation                                                6
     Capitalization (as of April 30, 1999)                       6
     Litigation                                                  6

Forward Looking Statements                                       6

Voting Securities And Principal Holders Thereof                  7
     Record Date                                                 7
     Votes Per Share                                             7
     Quorum                                                      7
     Vote Required                                               7
     Market Value of Non-Affiliate Voting Stock                  7
     Control Persons                                             7

Selected Financial Data - The Company                            8

Selected Financial Data - Park Pharmacy                          9

Financial Statements and Supplemental Data                       9

Dilution                                                         10

Interests of Certain Persons.                                    10

Involvement in Certain Legal Proceedings                         10

Solicitation of Proxies                                          11

Other Business; Stockholder Proposals                            11




EXHIBITS

  EXHIBIT    "A" - Stock Purchase Agreement
  EXHIBIT    "B" - Independent  Auditors  Report,  dated October 8, 1998, with respect to Power-Cell, Inc., a Colorado corporation with respect to fiscal year ended June 30, 1998.
  EXHIBIT    "C" - Independent  Auditors Report,  dated October 29, 1998,
                   with  respect  to  Park  Pharmacy   Corporation,   a  Texas
                   corporation, for the fiscal year ended September 30, 1998

                                POWER-CELL, INC.
                       660 Preston Forest Center, Box 200
                               Dallas, Texas 75230
                                  ------------
                               PROXY STATEMENT FOR
                         SPECIAL MEETING OF STOCKHOLDERS
                      To Be Held on or about June 15, 1999
                      ------------------------------------

General.

     Purpose. This Proxy Statement is furnished to the holders (the "Stockholders") of the $.0001 par value common stock of Power-Cell, Inc., a Colorado corporation (the "Company") in connection with the solicitation of proxies by the Company's management for use at a meeting to be held for the purpose of considering the resolutions set forth in the Notice of Meeting. (See "Resolutions To Be Considered".)

     Place and Time of Meeting. A Special Meeting of Shareholders will be held at The University Club, 13350 Dallas Parkway, Dallas, Texas 75240, on or about June 15, 1999, at 9:00 a.m., local time.

     Mailing of Notice. A notice of special meeting and the proxy (the "Proxy") to which this Proxy Statement applies have been mailed with this Proxy Statement. The date of mailing to Shareholders was on or about May 15, 1999.

     Revocation of Proxy. The Proxy may be revoked by the Shareholder at any time prior to its exercise by executing and returning a proxy bearing a later day, by giving written notice of revocation to the Secretary of the Company, or by attending the meeting and voting in person.

     Voting Procedures. All properly executed, unrevoked proxies received before the meeting will be voted in accordance with the directions contained therein. When no direction has been given by a stockholder returning a proxy, the proxy will be voted in accordance with the recommendations of the Board of Directors. The Board of Directors recommends a vote FOR each of the proposals described in this Proxy Statement. Any unrevoked proxy will be voted in the discretion of persons named in the proxy with respect to any other business which may properly come before the meeting. Votes will be tabulated by inspectors of election appointed by the Company. An abstention from voting on a proposal will be tabulated as a vote withheld on the proposal, but will be included in computing the number of shares present for purposes of determining the presence of a quorum for the meeting.

     Who May Vote. Only holders of record of the Company's common stock as of close of business on April 30, 1999 are entitled to vote on matters coming before the meeting or any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the meeting will be maintained at 10711 Preston Road, Dallas, Texas 75230 for 10 days prior to the meeting. Such books be open to the examination of any stockholder from 10:00 a.m. to 4:00 p.m., Dallas time, and during the Special Meeting.

     Change of Address. Please advise the Company's transfer agent, Securities Transfer Corp., 16910 Dallas Parkway, Suite 100, Dallas, Texas 75248 of any change in your address.

     Please Vote. Your vote is important. Whether or not you plan to attend the meeting in person, please mark, sign, date and return the enclosed proxy in the envelope provided.

Resolutions to Be Considered

     At the Special Meeting the shareholders of the Company are being asked to consider and vote on: (i) approval of a Stock Purchase Agreement (the "Purchase Agreement"), a copy of which is attached hereto as Exhibit "A", between the Company, Park Pharmacy Corporation, a Texas corporation ("Park Pharmacy") and the holders (the "Selling Shareholders") of the common stock of Park Pharmacy;
(ii) amending the Company's Articles of Incorporation ("Articles") to change its name to Park Pharmacy Corporation, (iii) amending the Articles to increase the aggregate number of authorized stock to include 250,000,000 shares of Preferred Stock; and (iv) to authorize the Board of Directors of the Company, from time to time, to divide the Preferred Stock into series, to designate such series, to fix and determine separately for each series any one or more of the following relative rights and preferences, and to issue shares of any series then or previously designated, fixed and determined: (a) the rate of dividend; (b) the price at and the terms and conditions on which shares may be redeemed; (c) the amount payable upon shares in the event of involuntary liquidation; (d) the amount payable upon shares in the event of voluntary liquidation; (e) sinking fund provisions, if any, for the redemption or purchase of shares; (f) the terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion; and (g) voting rights.

Acquisition of Park Pharmacy

     Upon approval of the proposals, the Company will amend its Articles as set forth above; and, pursuant to the Purchase Agreement, will purchase all of the 7,600,000 outstanding shares of common stock of Park Pharmacy from the Selling Shareholders in consideration for 2,567,816 shares of the Series A Preferred Stock. The transaction is being treated as a reverse acquisition for accounting purposes, and is being structured as a tax-free exchange pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

Election of Directors

     At the closing, the Company's present Board of Directors will resign seriatim and will be replaced seriatim by the present board of Directors of Park Pharmacy. The vacancies created by the respective resignations of the existing members of the Board of Directors will be filled by appointment of the then remaining members of the Board of Directors. For information concerning the members of the Company's present Board of Directors (H. Don Gill, age 61; F. Brewer Newton, age 60; and James C. Rambin, age 74) see the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998 (the "1998 Annual Report"). For information concerning the persons expected to be designated as members of the Company's Board of Directors by Park Pharmacy (Joe B. Park, Thomas R. Baker, Gwendolyn Park, Jack R. Munn, and John A. Blomgren), see "Park Pharmacy Corporation - Officers and Directors", below. The shareholders of the Company will not be entitled to vote for the new Directors. The Directors so appointed shall hold office until the next annual meeting of shareholders, until their successors have been elected and qualified, or until they have sooner resigned or been removed. It is not contemplated that any of the directors of Park Pharmacy will be unable or unwilling to serve as a director; however, if that should occur, the remaining members of the Company's Board of Directors will vote to fill any such vacancy.

The Series A Preferred Stock

     Pursuant to the Purchase Agreement, the Company will designate 5,000,000 shares of its Preferred Stock as its $0.001 par value, Series A Preferred Stock (the "Series A Preferred Stock"), with the following rights and preferences:

         1. Holders of the Series A Preferred Stock may convert one share of Series A Preferred Stock for ten (10) shares of the Company's $.0001 par value Common Stock (the "Common Stock"), at any time after June 30, 2001, upon delivery of the preferred share certificate, duly endorsed, to the offices of the Company's transfer agent;

         2. Holders of the Series A Preferred Stock will not be entitled to receive any dividends;

         3. In case of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of the Series A Preferred Stock will be entitled to receive out of the assets of the

     Company which are available for payment to shareholders, before any amount is paid or distributed among the holders of Common Stock, liquidating distributions in the amount of $10.00 per share. If, upon any liquidation, dissolution or winding up of the Company, the amount payable with respect to the Series A Preferred Stock, and any other stock ranking as to any such distribution on a parity with the Series A Preferred Stock is not paid in full, the holders of the Series A Preferred Stock, and of such other stock, will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the Series A Preferred Stock will not be entitled to any further right or claim to any of the remaining assets of the Company;

         4. In the event that the Company shall at any time subdivide or combine in a greater or lesser number of shares the outstanding shares of Common Stock, the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be proportionately increased in the case of subdivision or decreased in the case of a combination, effective in either case at the close of business on the date when such subdivision or combination shall become effective;

         5. In the event that the Company shall be recapitalized, consolidated with or merged into any other corporation, or shall sell or convey to any other corporation all or substantially all of its property as an entirety, provision shall be made as part of the terms of such recapitalization, consolidation, merger , sale or conveyance so that any holder of Series A Preferred Stock may thereafter receive in lieu of the Common Stock otherwise issuable to him upon conversion of his Series A preferred Stock or the same kind and amount of securities or assets as may be distributable upon such recapitalization, consolidation, merger, sale or conveyance, with respect to the Common Stock of the Company;

         6. In the event the Company shall at any time pay to the holders of Common Stock a dividend in Common Stock, the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be proportionately increased, effective at the close of business on the record date for determination of the holders of Common Stock entitled to such dividend;

         7. In the event that the Company shall at any time pay any dividend or make any other distribution on its Common Stock in property, other than in cash or in Common Stock of the Company, then provision shall be made as part of the terms of such dividend or distribution that the holder of any Series A Preferred Stock surrendered for conversion after the record date for determination of holders of Common Stock entitled to such dividend or distribution shall be entitled to receive the same kind and the same proportionate share of such property which he would have been entitled to receive had such Series A Preferred Stock been converted immediately prior to such record date;

         8. Such adjustments shall be made successively if more than one event listed in the preceding paragraphs 4, 5, 6, and 7 shall occur;

         9. The Company is not obligated to redeem the Series A Preferred Stock;

         10. At every meeting of the stockholders of the Company, holders of the Series A Preferred Stock shall be entitled to ten (10) votes for each share of Series A Preferred Stock standing in their name on the books of the Company;

         11. The Series A Preferred Stock and any other stock having voting rights, including without limitation the Common Stock, shall vote together as a single class;

         12. The holders of the Series A Preferred Stock have no preemptive rights, and cumulative voting is denied.

Power-Cell, Inc.

     Present Business. As indicated in the Company's 1998 Annual Report, and in the Notes to Financial Statements included therewith, the Company entered into a limited partnership agreement in October 1992 that management believed would potentially result in successful manufacturing and marketing of the Company's reserve battery product, and the eventual creation of a royalty stream to the Company and potential earnings from the Company's interest in the partnership. However, all marketing and operations activities of the partnership ceased, and, as reported in the 1998 Annual Report, the Company has been seeking a merger partner. The Board of Directors of the Company has determined that the proposed acquisition of Park Pharmacy is the most promising of the several opportunities reviewed, and has recommended its approval by the Company's shareholders.

     Additional Information. A description of the Company and its business, including its financial condition and information concerning the Company's product, the partnership, the licensee of the Company's product and certain litigation is contained in the Company's 1998 Annual Report, the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended December 31, 1998, and the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1999. Upon written request delivered to the Company at the address set forth above, the Company will provide any shareholder with a copy of such reports.

Park Pharmacy Corporation

     General. Other than organizational matters, the preparation of an offering in September 1998 which was not consummated, negotiations with the owners of independent retail pharmacies, as discussed below, and matters relating to the Stock Purchase Agreement to be considered at the Special Meeting, Park Pharmacy has conducted no business activities. Park Pharmacy Corporation ("Park Pharmacy") has an expense sharing arrangement with Dougherty's Pharmacy, Corporation ("Dougherty's") whereby it pays Dougherty's $1,083 per month for shared office space and equipment for operations. The mailing address of the principal executive offices of Park Pharmacy is 10711 Preston Road, Suite 250, Dallas, Texas 75230; and its telephone number is (214) 692 -9921.

     Business Plan. Park Pharmacy was incorporated in the State of Texas on June 10, 1998, and is a start-up organization that was formed to acquire independent retail pharmacies, including pharmacies with associated home healthcare facilities. The business strategy of Park Pharmacy is to expand through acquisitions and to increase individual store profitability. In implementing its business strategy, Park Pharmacy intends to institute cost-control programs, continue and improve employee training, negotiate increases in vendor rebates, maintain a high level of customer service and convenience, increase sales in each department in each store and maintain competitive pricing. To mitigate the effect of the third-party reimbursement on pharmaceutical sales, Park Pharmacy also intends to expand its home healthcare services. In addition to prescription drugs and services, Park Pharmacy intends to offer a broad range of over-the-counter medications, supplies, health and beauty care, cosmetics, gifts, greeting cards, convenience foods, cameras, photo supplies and processing services, and other general merchandise. Some stores may incorporate special features such as drive-through windows and free home delivery for customer convenience, faxing, copying, and package delivery services. Park Pharmacy also plans to sell and lease home medical equipment and offer home healthcare services, including intravenous services. Park Pharmacy also intends to enter the developing market for internet pharmacy services.

     Park Pharmacy is in discussion with owners of several independent retail pharmacies concerning Park Pharmacy's business plan. These pharmacies are established in their retail market areas, and have long histories of operations. Park Pharmacy has not reached a definitive agreement with any pharmacy owner, nor have any contracts or letters of intent been executed in connection with any pharmacy owner. The principal business strategy of Park Pharmacy is to establish a chain of retail pharmacies through the acquisition of full-line retail pharmacies. In evaluating a retail pharmacy, for potential acquisition, Park Pharmacy will: (i) evaluate the target store's profits and losses for preceding years; (ii) review the pharmacy's tax returns for preceding years; (iii) review computer-generated prescription reports showing historical information, including prescriptions sold, average price of each prescription, gross margins and trends in prescription sales; (iv) analyze the pharmacy's location and competition in the immediate area; (v) review the store's lease agreement, if any; and (vi) assess targeted areas for growth patterns and trends. Based on the analysis of the foregoing items, Park Pharmacy will prepare an offer to purchase the particular pharmacy. To assess the reasonableness of the purchase price offered by a seller in connection with a particular acquisition, Park Pharmacy will consider the availability and terms of owner financing, including the rate of return and payback period.

     There is no assurance that Park Pharmacy will be able to acquire any independent pharmacies or that Park Pharmacy will achieve its business plan.

     Competition. There are companies that will compete with Park Pharmacy in the retail pharmacy industry. Park Pharmacy expects to encounter significant competition from such companies. Many of these companies have substantially greater financing, marketing and other resources than Park Pharmacy. No assurance can be given that Park Pharmacy will be able to successfully compete with such other companies.

     Year 2000 (Y2K). It is believed that a significant portion of Park Pharmacy's computer systems are year 2000 compliant; and Park Pharmacy's management is in the process of assessing the balance of its systems. Park Pharmacy intends to communicate with its customers, suppliers, financial institutions and others with which it does business to ensure that any Y2K issues will be resolved timely. This issue affects computer systems that have time-sensitive programs that may not properly recognize the year 2000. If necessary modifications and conversions by those with which Park Pharmacy does business are not completed timely, or if all of the Company's systems are not year 2000 compliant, the year 2000 issue may have a materially adverse effect on the consolidated financial position, results of operation and liquidity of Park Pharmacy.

     Officers & Directors. The following persons are presently serving, in the respective capacities set forth below, as officers and directors of Park
Pharmacy:

              Joe B. Park, R.Ph., age 62, has served as Director and Chairman of the Board of Park Pharmacy since that company's inception. From 1962 to present, Mr. Park has been the owner and operator of Dougherty's, a multi-location retail pharmacy located in Dallas, Texas. Mr. Park is an active member of the Dallas County Pharmaceutical Society where he has served in various capacities including past president. Mr. Park is also an active member of the Texas Pharmaceutical Association, National Council of Hospice Professionals and the International Academy of Compounding Pharmacists. In 1959, Mr. Park graduated with a Bachelor of Science degree from the University of Texas in Austin and received his pharmacy license in 1960.

              Thomas R. Baker, age 57, has served as Director, President and Chief Operating Officer of Park Pharmacy since that company's inception. From 1993 to present, Mr. Baker served as Managing Partner and Senior Consultant for Management by Action, Inc. a specialized management consulting firm. From 1991 to 1993, Mr. Baker served as President and CEO of Medical Warning Systems, Inc. From 1986 to 1991, Mr. Baker served as Director of Mergers and Acquisitions and President of West Coast operations for Home Shopping Network, Inc.

              Gwendolyn L. Park, age 61, has served as a Director, Secretary and Treasurer of Park Pharmacy since that company's inception. Mrs. Park has served as Secretary, Treasurer and Office Manager of Dougherty's since 1980. Mrs. Park was active in the Auxiliary to the Dallas County Pharmaceutical Society holding various positions and served as president. Mrs. Park was also active in the Texas Pharmaceutical Association. Mrs. Park graduated from the University of Texas in Austin with a bachelor's degree in mathematics in 1959.

              Jack R. Munn, R.Ph., age 49, has served as Director of Park Pharmacy since April 15, 1999. In 1987, Mr. Munn founded Guardian Health Systems, 1997 ("Guardian"), a [Texas] [entity type]. Guardian is a home infusion therapy provider based in Dallas, Texas. Guardian also has mixing centers in Dallas, Oklahoma City, and 7 other Centers located in Texas, Oklahoma and Louisiana. Oklahoma and 17 other communities in Texas, Oklahoma, and Louisiana. From 1980 to 1984, Mr. Munn founded and served as President for Pharmacy Practice Group, Inc., a Texas corporation, a hospital pharmacy management company providing services to Texas hospitals. From 1984 to 1987, he served as President of Extended Care Health Systems, Inc., a Texas corporation, a home infusion therapy and hospital pharmacy management company. In 1973, Mr. Munn received a Bachelor of Science in Microbiology from the University of Oklahoma; and in 1976, Mr. Munn received a Bachelor of Science in Pharmacy from the same institution. He subsequently interned at the University of Texas Medical Branch Hospital, Galveston, Texas. Mr. Munn is an active member in Texas Pharmacy Assoc. and Case Management Society of America.

              John A. Blomgren, R.Ph., age 52, has served as Director of Park Pharmacy since April 15, 1999. Mr. Blomgren has served as a staff pharmacist for Dougherty's Homecare Pharmacy ("Dougherty's Homecare") since January 1997. From October 1996 to the present, he is the manager of the Hospice Pharmacy Alliance in McKinney Texas. From June 1990 to October 1996, Mr. Blomgren served as Pharmacy Operations Director for True Quality Pharmacies, Inc., McKinney, Texas. In 1969, Mr. Blomgren received a Bachelor of Science in Pharmacy from the University of Oklahoma. He is an active member in Texas Pharmacy Association and the National Hospice Council of Hospice Professionals.

     Certain Transactions. As of March 31, 1999, Joe B. Park, R.Ph. has extended loans to the Company in the aggregate amount of $91,621.00 to pay operating expenses and acquire equipment. The loans do not bear interest but are payable on demand.

     Compensation.  Park  Pharmacy  has to  date  paid  no  compensation  to its officers and directors. It is anticipated that following the proposed acquisition, the Company will pay an annual salary to Mr. Baker in the amount of $50,000; and that the Company will pay annual directors fees to Mr. Munn and Mr. Blomgren in the amount of $10,000 each. It is further anticipated that Mr. Baker will receive additional incentive compensation, as determined from time to time by the Company's Board of Directors, based on the performance of the Company.



     Capitalization (as of April 30, 1999).

         Title of Class             Shareholder Name        No. of Shares      Total Outstanding
         --------------             ----------------        -------------      -----------------

         Common Stock
         $0.0001 par value
         9,000,000 authorized       Joe B. Parks              6,700,000
                                    Thomas R. Baker             670,000
                                    David R. Frauhiger          230,000             7,600,000
                                                              ---------

         Series A Preferred Stock
         $1.00 par value
         1,000,000 authorized       None                      None                   None
                                                                                     ----

         TOTAL:                                                                      7,600,000
                                                                                     =========


     Litigation. No legal proceedings are pending to which Park Pharmacy or any of its property is subject and management of Park Pharmacy has represented that, to its knowledge, no such legal proceedings are threatened.

Forward Looking Statements.

     Forward-looking statements included in this Proxy Statement concerning the possible or future results of operations of the Company or Park Pharmacy are subject to risks and uncertainties. Expressions using words such as "believes", "expects", "anticipates", or similar expressions are forward-looking statements. Shareholders should note that many factors could affect the future financial results of the Company and Park Pharmacy, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Proxy Statement.

Voting Securities And Principal Holders Thereof.

     Record Date. The close of business on April 30, 1999, has been set as the record date for determination of the shareholders entitled to notice of, and to vote at, the meeting. On the record date there were outstanding and entitled to vote 6,419,540 shares of common stock.

     Votes Per Share. Holders of the common stock are entitle to one vote per share on all matters which come before the meeting.

     Quorum. The presence, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote at the meeting will constitute a quorum.

     Vote Required. Under Colorado law, the affirmative vote of the holders of a majority of the outstanding Common Stock will be required to approve the amendments to the Articles. The Company's management believes that the requisite number of shares will vote to approve the proposals. (See "Voting Securities And Principal Holders Thereof - Control Persons").

     Market Value of Non-Affiliate Voting Stock. The aggregate market value of the voting stock held by non-affiliates of the Registrant is approximately $342,000. This calculation is based upon the average of the bid and asked prices of the Registrant's Common Stock on June 30, 1998.

     Control Persons. The following table sets forth, as of April 30, 1999, as a group, the number of shares of Company's Common Stock and percentage of the outstanding shares of Company's Common Stock owned beneficially (1) by each officer, director and director nominee of Company; (2) by all officers and directors of Company as a group; and (3) by all other persons who are known to the Company to own more than 5% of the Company's Common Stock. Except as noted, each shareholder has sole voting and investment power of the shares listed.



                                               Number of Shares             Percentage of
             Name and Addresses               Beneficially Owned         Outstanding Shares

     H. Don Gill (1)
     4224 Ocean Drive
     Corpus Christi, TX 78411                       55,555                      0.9%

     S.A. Hellerstein
     Trustee for the Farkas Trusts (2)
     1139 Delaware Street
     Denver, Co 80204                             1,089,235                      17%

     Windy City, Inc. (3)
     8300 Boone Boulevard
     Suite 780
     Vienna, VA 22182                              363,078                       6%

     Janet M. Dickson (5)
     Trustee of the Marich Family Trust
     9th Street, No. 101
     Greeley, CO 80631
                                                  1,452,323                      23%
     James C. Rambin (1, 4, 6, 7)
     4032 Bandera Drive
     Plano, Texas 75074                              0                         0.00%

     J.L. Rambin (6)
     Trustee of the Rambin Family Trust
     4032 Bandera Drive
     Plano, Texas 75074                           1,452,313                      23%




     1.   Currently director of the Company.

     2. The Farkas Trusts are a group of trusts of which the beneficiaries include family members of Howard L. Farkas, a former director of the Company. Mr. Farkas disclaims beneficial ownership of the shares owned by the Farkas Trusts.

     3. Windy City, Inc. is a corporation composed of certain interests of family member of Burton W. Kanter, a former director of the Company. Mr. Kanter disclaims beneficial ownership of shares owned by Windy City, Inc.

     4.   Currently an officer and Director of the Company.

     5. Marich Investments, Ltd. a Trust organized under the laws of the State of Colorado.

     6. Rambin Family Trust, a Trust organized under the laws of the State of Texas.

Selected Financial Data - The Company

     The financial data included in the table shown below has been selected by Company and has been derived from the financial statements for the periods indicated. Consolidated balance sheets as of June 30, 1998 and 1997 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years ended June 30, 1998, have been examined by Hein + Associates LLP., Certified Public Accountants.

Years Ended June 30                     1998            1997            1996

STATEMENT OF OPERATIONS DATA:
Total Revenue                         $   -0-          $ 189           $ 791
Net Loss                               (28,438)        (21,528)        (29,001)


[BALANCE SHEET DATA ON NEXT PAGE]



BALANCE SHEET DATA:

Working Capital Deficit               $(26,831)        $(26,119)       $(15,889)
Total assets                             1,117           32,729          42,159
Long term liability                       -0-            20,000          20,000
Shareholders' Deficit                  (26,831)         (14,332)         (4,102)




Selected Financial Data - Park Pharmacy

     The financial data included in the table shown below has been selected by Registrant and has been derived from the financial statements for the periods indicated. Consolidated balance sheets as of September 30, 1998 and the related consolidated statements of operations, shareholders' equity and cash flows for the year ended September 30, 1998, have been examined by Alvin L. Dahl & Associates, P.C., Certified Public Accountants.

Years Ended September 30                1998              1997              1996

STATEMENT OF OPERATIONS DATA:
Total Revenue                     $   -0-                   -0-             -0-
Net Loss                           (37,452)                 -0-             -0-

BALANCE SHEET DATA:

Working Capital                   $  1,000                $ -0-           $ -0-
Total assets                        18,750                  -0-             -0-
Long term debt                      55,022                  -0-             -0-
Shareholders' Deficit              (36,452)                 -0-             -0-





Financial Statements and Supplemental Data

     The financial statements of the Company and the financial statements of Park Pharmacy are set forth immediately following the signature page of this Proxy Statement.

Dilution.

     If the proposed transactions are approved, then the present owners of the Company's Common Stock would be entitled to approximately 20% of the voting rights in the Company and the owners of the Series A Preferred Stock would be entitled to approximately 80% of such voting rights.

Interests of Certain Persons.

     At closing, the Rudy Marich Trust will exchange 1,000,000 shares of Common Stock for 100,000 shares of the Series A Preferred Stock; and the JCR Family Trust will exchange 1,000,000 shares of Common Stock for 100,000 shares of the Series A Preferred Stock. A prior attorney for the Company who took an option for 200,000 shares of the Company's Common Stock, in lieu of legal fees, has exercised his option, subject to such shares being converted to 20,000 shares of the Series A Preferred Stock upon the closing of the proposed transactions. Additionally, James C. Rambin, a present director of the Company, in consideration for the issuance of 50,000 shares of the Series A Preferred Stock at closing, has agreed will forego deferred compensation in the aggregate amount of $637,000.

Involvement in Certain Legal Proceedings

     To the knowledge of management, during the past five years, no present or former director, executive officer, person nominated to become a director or an executive officer of Registrant, promoter, or control person:

         (1) filed a petition under the federal bankruptcy laws or any state insolvency law, or had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

         (2) was convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violation and other minor offenses);

         (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended, or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities: acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leveraged transaction merchant associated person of any of the foregoing, or as an investment advisor, underwriter, broker, or dealer in securities, or as an affiliate person, director, or employee of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; or (ii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

         (4) was the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limited for more than 60 days the right of such person or engage in any activity described above under this heading, or to be associated with persons engage in any such activity;

         (5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated; or

         (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended, or vacated.

Solicitation of Proxies

     The Company will pay the expense of this proxy solicitation. In addition to solicitation by mail, some of the officers and regular employees of the Company may solicit proxies personally or by telephone, if deemed necessary. The Company will request brokers and other fiduciaries to forward proxy soliciting material to beneficial owners of shares which are held of record by the brokers and fiduciaries, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith. The Company does not intend to retain the services of any third party in connection with the solicitation of proxies for the meeting.

Other Business; Stockholder Proposals

     Since this is a Special Meeting of stockholders, no proposals other than those set forth above will be considered at the meeting.


                                            By Order of the Board of Directors




                                            /s/ James C. Rambin
                                            ---------------------
                                            Name: James C. Rambin
                                            Title: President
Dallas, Texas
June ___, 1999

                                   EXHIBIT "A"

                            STOCK PURCHASE AGREEMENT

     THIS AGREEMENT is effective as of the 9th day of March, 1999, by and among POWER-CELL, INC., a Colorado corporation ("Purchaser"), Park Pharmacy
Corporation, a Texas corporation ("Park") and Joe B. Park, Thomas R. Baker and David W. Frauhiger (the "Selling Shareholders").


                             W I T N E S S E T H :

     WHEREAS, Purchaser is a publicly held corporation that desires to combine with a business which has growth potential;

     WHEREAS, Park has a business plan to acquire independent retail pharmacies and associated home care facilities, if any, and appears to have growth potential; and

     WHEREAS, Purchaser desires to acquire one hundred percent (100%) of the issued and outstanding shares of common stock, $0.0001 par value, of Park Pharmacy Corporation. (the "Park Common Stock") owned by the Selling Shareholders in exchange for shares of Series A Preferred stock, $0.001 par value, of Purchaser (the "Power Preferred Stock") in a tax-free transaction pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986;

     NOW, THEREFORE, for and in consideration of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions set forth herein, the parties hereto agree as follows:

                                    ARTICLE I
                                PURCHASE AND SALE

         1.01 Sale and Purchase of Stock. Subject to and upon the terms and conditions contained herein, at the Closing (as hereinafter defined), the Selling Shareholders shall sell, assign, transfer, convey and deliver to Purchaser and Purchaser shall purchase, accept and acquire from the Selling Shareholder the Park Common Stock owned by them. Purchaser shall purchase, accept and acquire from the Selling Shareholder in the aggregate 7,600,000 shares of Park Pharmacy Corporation common stock.

         1.02 Closing. The closing of the transaction contemplated hereby (the "Closing") shall occur within ten (10) days after the approval of this Agreement by the shareholders of Purchaser. The Closing shall occur in the offices of Purchaser or at such other place as shall be mutually agreed to in writing by the parties hereto.

         1.03 Purchase Price. In consideration of the shares of Park Common Stock to be purchased from the Selling Shareholders, Purchaser at the Closing shall deliver to Selling Shareholders one or more certificates representing an aggregate of 2,567,816 shares of Power Series A Preferred Stock, free and clear of any liens, encumbrances or charges whatsoever, subject to the restrictive legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THE SAME ARE REGISTERED UNDER THE SECURITIES ACT OF 1933, OR THE COMPANY RECEIVES AN OPINION FROM COUNSEL SATISFACTORY TO IT THAT SUCH REGISTRATION IS NOT REQUIRED FOR SALE OR TRANSFER OR THAT THE SHARES HAVE BEEN LEGALLY SOLD IN BROKER TRANSACTIONS PURSUANT TO RULE 144 OF THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION PROMULGATED UNDER THE SECURITIES ACT OF 1933.

A description of terms of the Series A Preferred Stock is attached as Exhibit 1.03.

         1.04  Instruments  of  Transfer;   Further  Assurances.   In  order  to
consummate the transaction contemplated hereby, the following documents and instruments shall be delivered:

         (a) Documents from Selling Shareholder. Selling Shareholders shall deliver to Purchaser at the Closing one or more stock certificates representing in the aggregate the number of shares of Park Common Stock owned by them plus a duly executed stock power or other instrument of transfer for each such stock certificate.

         (b) Documents from Purchaser. Purchaser shall deliver to Selling Shareholders at the closing one or more stock certificates representing in the aggregate the number of shares of Power Preferred Stock to which such Selling Shareholders are entitled, to be in such denominations as shall be requested by Selling Shareholders not less than three (3) business days prior to the Closing Date.

         (c) Further Documents. At the Closing, and at all times thereafter as may be necessary (i) Selling Shareholders shall execute and deliver to Purchaser such other instruments of transfer as shall be reasonably necessary or appropriate to vest in Purchaser good and indefeasible title to the shares the Park Common Stock owned by them and to comply with the purposes and intent of this Agreement, and (ii) Purchaser shall execute and deliver to Selling Shareholder such other instruments as shall be reasonably necessary or appropriate to comply with the purposes and intent of this Agreement.


                                   ARTICLE II
                   PURCHASER'S REPRESENTATIONS AND WARRANTIES


         Purchaser represents and warrants that the following are true and correct as of this date and will be true and correct through the Closing Date as if made on that date:

         2.01 Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with all requisite power and authority to carry on the business in which it is engaged, to own the properties it owns and to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

         2.02 Authorization and Validity. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been or will be prior to Closing duly authorized by Purchaser. This Agreement constitutes or will constitute the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

         2.03 No Violation. Neither the execution and performance of this Agreement nor the consummation of the transactions contemplated hereby will (a) conflict with, or result in a violation or breach of the terms, conditions and provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of Purchaser or any agreement, indenture or other instrument under which Purchaser is bound or to which the assets of Purchaser are subject, or result in the creation or imposition of any lien, charge or encumbrance upon any of such assets, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Purchaser or the properties or assets of Purchaser. Purchaser has complied in all material respects with all applicable laws, regulations and licensing requirements, and has filed with the proper authorities all necessary statements and reports. Purchaser possesses all necessary licenses, franchises, permits and governmental authorizations to conduct its business as now conducted.

         2.04 Disclosure. No representation or warranty by Purchaser in this Agreement nor any statement or certificate furnished or to be furnished by it pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading or necessary in order to provide Park and the Selling Shareholders with complete and accurate information.

         2.05 Consents. There is no authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of Purchaser.

         2.06 Compliance with Laws. There are no existing violations of any applicable federal, state or local law or regulation that could materially adversely affect the property or business of Purchaser and there are no known, noticed or threatened violations of any zoning, building, fire, safety or wage and hour laws or regulations.

         2.07 Litigation. Purchaser has not had any legal action or administrative proceeding or investigation instituted or, to the best of the knowledge of Purchaser, threatened against or affecting any of the assets or business of Purchaser. Purchaser is not (a) subject to any continuing court or administrative order, writ, injunction or decree applicable specifically to Purchaser or to its business, assets, operations or employees, or (b) in default with respect to any such order, writ, injunction or decree. Purchaser knows of no basis for any such action, proceeding or investigation.

         2.08 Tax Returns. Purchaser has prepared and filed, or has caused to be prepared and filed, with the appropriate United States, state and local government agencies, and all political subdivisions thereof, all tax returns required to be filed by, on behalf of or on account of the operations of Purchaser and has paid or caused to be paid all assessments shown to be due and claimed to be due on such tax returns.


                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF PARK
                          AND THE SELLING SHAREHOLDERS

         Park and the Selling Shareholders, jointly and severally, represent and warrant that the following are true and correct as of this date and will be true and correct through the Closing Date as if made on that date:

         3.01 Organization and Good Standing. Park is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation with all requisite power and authority to carry on the business in which it is engaged and to own the properties it owns. Park is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary.

         3.02 Authorization and Validity. The execution, delivery and performance of this Agreement by Park and the consummation of the transactions contemplated hereby have been or will be prior to Closing duly authorized by Park. This Agreement constitutes or will constitute legal, valid and binding obligations of Park, enforceable against Park in accordance with its terms. This Agreement constitutes the valid and binding agreement of the Selling Shareholders, enforceable in accordance with its terms.

         3.03 Financial Statements. Park has furnished to Purchaser Park's audited balance sheet and related statements of income and changes in financial position at September 30, 1998. (the "Park Financial Statements")

The Park Financial Statements fairly present the financial condition and results of operations of Park as of the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles.

         3.04 No Violation. Neither the execution and performance of this Agreement nor the consummation of the transactions contemplated hereby will (a) conflict with, or result in a violation or breach of the terms, conditions and provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of Park or any agreement, indenture or other instrument under which Park is bound or to which any of the assets of Park are subject, or result in the creation or imposition of any lien, charge or encumbrance upon any of such assets, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Park or the properties or assets of Park. Park has complied in all material respects with all applicable laws, regulations and licensing requirements, and has filed with the proper authorities all necessary statements and reports. Park possesses all necessary licenses, franchises, permits and governmental authorizations to conduct its business as now conducted.

         3.05 Compliance with Laws. There are no existing violations of any applicable federal, state or local law or regulation that could materially adversely affect the property or business of Park and there are no known, noticed or threatened violations of any pharmacy, zoning, building, fire, safety, discrimination or wage and hour laws or regulations.

         3.06 Disclosure. No representation or warranty by Park or the Selling Shareholders in this Agreement nor any statement or certificate furnished or to be furnished by it or them pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading or necessary in order to provide Purchaser with complete and accurate information.

         3.07 Tax Returns. Park has prepared and filed, or has caused to be prepared and filed, with the appropriate United States, state and local government agencies, and all political subdivisions thereof, all tax returns required to be filed by, on behalf of or on account of, the operations of Park and has paid or caused to be paid all assessments shown to be due and claimed to be due on such tax returns.

                                   ARTICLE IV
                                PARK'S COVENANTS

         Park agrees that on or prior to the Closing:

         4.01 Business Operations. Park shall operate its business only in the ordinary course and Park shall use its best efforts to preserve the business of Park intact, to retain its present customers and suppliers so that they will be available to Purchaser after the Closing and to cause the consummation of the transactions contemplated by this Agreement in accordance with its terms and conditions. Park shall not take any action that might impair the business or assets of Park without the prior consent of Purchaser or take or fail to take any action that would cause or permit the representations made in Article III hereof to be inaccurate at the time of Closing or preclude Park from making such representations and warranties at the Closing.

         4.02 Access. Park shall permit Purchaser and its authorized representatives full access to, and make available for inspection, all of the assets and business of Park, including Park's employees, customers and suppliers, and Park shall furnish Purchaser all documents, records and information with respect to the affairs of Park as Purchaser and its representatives may reasonably request.

         4.03 Material Change. Prior to the Closing, Park shall promptly inform Purchaser in writing of any material adverse change in the condition of the business of Park. Notwithstanding the disclosure to Purchaser of any such material adverse change, Park shall not be relieved of any liability for, nor shall the providing of such information by Park to Purchaser be deemed a waiver by Purchaser of, the breach of any representations or warranty of Park contained in this Agreement.

                                    ARTICLE V
                              PURCHASER'S COVENANTS

         Purchaser agrees that on or prior to the Closing:

         5.01 Access. Purchaser shall permit Park and its authorized representatives full access to, and make available for inspection, all of the assets and business of Purchaser, and Purchaser shall furnish Park all documents, records and information with respect to the affairs of Purchaser as Park and its representatives may reasonably request.

         5.02 Sales of Stock. Except as stated on Schedule 5.03, Purchaser will not without Park's prior written consent, after the date hereof, issue any shares of its common stock nor will it issue or enter into an agreement to issue any securities, rights, subscriptions, warranty or options to purchase shares of its common stock or preferred stock or which are convertible into shares of its common stock or preferred stock in whole or in part.

         5.03 Material Change. Prior to the Closing, Purchaser shall promptly inform Park in writing of any material adverse change in the condition of the business of Purchaser. Notwithstanding the disclosure to Park of any such material adverse change, Purchaser shall not be relieved of any liability for, nor shall the providing of such information by Purchaser to Park be deemed a waiver by Park of, the breach of any representation or warranty of Purchaser contained in this Agreement.

         5.04 Approvals of Third Parties. As soon as practicable after the execution of this Agreement, but in any event prior to the Closing Date, Purchaser will use its best efforts to secure all necessary approvals and consents of third parties to the consummation of the transactions contemplated by this Agreement.

         5.05 Name Change. Prior to or on the date of the Closing, Purchaser shall take all required actions to change its name to PARK PHARMACY CORPORATION.

         5.06 Board Representation. At the closing, the current members of the Board of Directors of Purchaser shall hold a special meeting at which all of the resignations of the directors of Power will be accepted and the new directors of Power, designated by Park, will be elected.

         5.07 Delivery of Corporate Records. At the closing, Purchaser shall deliver to Selling Shareholders all the corporate and business records of Purchaser, including, but not limited to the Minute Book, book of accounts, filings with the SEC and all banking records.


                                   ARTICLE VI
                        PURCHASER'S CONDITIONS PRECEDENT

Except as may be waived in writing by Purchaser, the obligations of Purchaser hereunder are subject to the fulfillment at or prior to the Closing of each of the following conditions:

         6.01 Representations and Warranties. The representations and warranties of Park contained herein shall be true and correct in all material respects as of the Closing, and Purchaser shall not have discovered any material error, misstatement or omission therein. At the Closing, Power shall have received a certificate, dated the date of the Closing, and executed by the President of Park and Selling Stockholders, certifying in such detail as Power may reasonably request as to the accuracy of such representations and warranties and the fulfillment of the obligations and compliance with the covenants referred to in
Section 6.02 below as of the Closing.

         6.02 Covenants. Park shall have performed and complied with all covenants or conditions required by this Agreement to be performed and complied with by it prior to or at the Closing.

         6.03 Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

         6.04 Consents and Approvals. Park shall have obtained, and delivered to Purchaser evidence thereof, all consents and approvals required to be obtained in connection with the consummation of the transactions contemplated hereby.

         6.05 No Material Adverse Change. No material, adverse change in the assets, business operations or financial conditions of Park shall have occurred after the date hereof and prior to the Closing.

         6.06 Representation Letters. On or before the date of the Closing, Power shall have received a representation of investment intent letter from Selling Shareholder confirming his understanding that the Power Preferred Stock to be received by them is restricted and may not be freely resold unless the shares are registered or an exemption from registration is available, as well as such other representations as are reasonably required by Power.

         6.07 Approval of Purchaser's Shareholders. This Agreement shall have been approved by the Board of Directors of Power and by the holders of the majority of the outstanding capital stock of Power.

                                   ARTICLE VII
                  CONDITIONS PRECEDENT OF SELLING SHAREHOLDERS

         Except as may be waived in writing by the Selling Shareholder, the obligations of the Selling Shareholder hereunder are subject to fulfillment at or prior to the Closing of each of the following conditions:

         7.01 Representations and Warranties. The representations and warranties of Purchaser contained herein shall be true and correct in all material respects as of the Closing, and the Selling Shareholders shall not have discovered any material error, misstatement or omission therein. At the Closing, Selling Shareholder shall have received a certificate, dated the date of the Closing, and executed by the President of Power, certifying in such detail as Selling Shareholder may reasonably request as to the accuracy of such representations and warranties and the fulfillment of the obligations and compliance with covenants referred to in Section 7.02 as of the Closing.

         7.02 Covenants. Purchaser shall have performed and complied in all material respects with all covenants or conditions required by this Agreement to be performed and complied with by it prior to or at the Closing.

         7.03 Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

         7.04 Consents and Approvals. Purchaser shall have obtained, and delivered to Park evidence thereof, all consents and approvals required to be obtained in connection with the consummation of the transactions contemplated hereby.

         7.05 No Material Adverse Change. No material, adverse change in the assets, business operations or financial condition of Purchaser shall have occurred after the date hereof and prior to the Closing.

         7.06 Approval of Purchaser's Shareholders. This Agreement and the authorization of the Preferred Shares contemplated by ss.1.03 and ss.7.07 shall have been approved by the holders of the majority of the outstanding capital stock of Power. The terms, conditions, preferences and rights of the Series A Preferred Shares shall be established by the Board of Directors of Power prior to the Closing pursuant to the terms stated in Schedule 1.03, attached hereto.

         7.07 Conversion of Current Shareholders. At the Closing the following current shareholders of Power shall exchange the outstanding Power Common Shares for new issue Series A Preferred Shares of stock of Power set forth opposite their names:

         Shareholder          Current Common Shares    Series A Preferred Shares

         Rudy Marich Trust    1,000,000                            100,000

         JCR Family Trust     1,000,000                            100,000


                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.01 Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the party against which enforcement of the amendment, modification or supplement is sought.

         8.02 Parties in Interest. This Agreement shall be binding on and inure to the benefit of and be enforceable by Selling Shareholders, Park, and the Purchaser, their respective heirs, executors, administrators, legal representatives, successors and assigns, except as otherwise expressly provided herein.

         8.03 Assignment. Neither this Agreement nor any right created hereby shall be assignable by either party hereto except by Purchaser to a wholly-owned subsidiary of Purchaser.

         8.04 Notice. Any notice or communication must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested or by delivering the same in person. Such notice shall be deemed received on the date on which it is hand-delivered or on the third business day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be:

         If to Park:
         -----------

         Thomas R. Baker
         10711 Preston Road, Suite 250
         Dallas, TX 75230

         If to the Selling Shareholders:

         At the address set forth above.

         If to Purchaser:
         ---------------
         James Rambin,  President
         Power-Cell, Inc.
         4032 Bandera Drive
         Plano, TX 75074

Any party may change its address for notice by written notice given to the other parties.

         8.05 Entire Agreement. This Agreement and the exhibits hereto supersede all prior agreements and understandings relating to the subject matter hereof, except that the obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this Section.

         8.06 Costs, Expenses and Legal Fees. Whether or not the transactions contemplated hereby are consummated, Park shall bear all costs and expenses (including attorneys' fees).

         8.07 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         8.08 Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed, construed and enforced in accordance with the laws of the State of Texas. The parties agree that any litigation relating directly or indirectly to this Agreement must be brought before and determined by a court of competent jurisdiction with the State of Texas.

         8.09 Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

         8.10   Counterparts.   This  Agreement  may  be  executed  in  multiple
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

SELLING SHAREHOLDERS:                       PURCHASER:

                                             Power-Cell, Inc.
/s/ Joe B. Park
-----------------------
Joe B. Park                                  /s/ James Rambin
                                             --------------------------
                                             James Rambin, President

/s/ Thomas R. Baker
-----------------------                      Park:
Thomas R. Baker
                                             Park Pharmacy Corporation

/s/ David W. Frauhiger                       /s/ Thomas R. Baker
-----------------------                      --------------------------
David W. Frauhiger                           Thomas R. Baker, President

                    DESCRIPTION OF SERIES A PREFERRED SHARES


         The Board of Directors has designated 5,000,000 Preferred Shares as Series A Preferred, par value $0.001 per share, with the following rights and preferences:

         1. Holders of the Series A Preferred Stock may convert one share of Preferred for ten (10) shares of Common Stock at any time after June 30, 2001, upon delivery of the preferred shares certificate duly endorsed to the offices of the Company.

         2. Holders of the Series A Preferred Stock will not be entitled to receive any dividends.

         3. In case of any voluntary of involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of Series A Preferred Stock will be entitled to receive in full out of the assets of the Company which are available for payment to shareholders, before any amount is paid or distributed among the holders of Common Stock, liquidating distributions in the amount of $10.00 per share. If, upon any liquidation, dissolution or winding up of the Company, the amount payable with respect to the Series A Preferred Stock, and any other stock ranking as to any such distribution on a parity with the Preferred Stock is not paid in full, the holders of the Series A Preferred Stock, and of such other stock, will shares ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Series A Preferred Stock will not be entitled to any further right or claim to any of the remaining assets of the Company.

         4. In the event that the Corporation shall at any time subdivide or combine in a greater or lesser number of shares the outstanding shares of Common Stock, the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be proportionately increased in the case of subdivision or decreased in the case of a combination, effective in either case at the close of business on the date when such subdivision or combination shall become effective.

         5. In the event that the Corporation shall be recapitalized, consolidated with or merged into any other corporation, or shall sell or convey to any other corporation all or substantially all of its property as an entirety, provision shall be made as part of the terms of such recapitalization, consolidation, merger, sale or conveyance so that any holder of Series A Preferred Stock may thereafter receive in lieu of the Common Stock otherwise issuable to him upon conversion of his Series A Preferred Stock or the same kind and amount of securities or assets as may be distributable upon such recapitalization, consolidation, merger, sale or conveyance, with respect to the Common Stock of the Company.

         6. In the event that the Corporation shall at any time pay to the holders of Common Stock a dividend in Common Stock, the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be proportionately increased, effective at the close of business on the record date for determination of the holders of Common Stock entitled to such dividend.

         7. In the event that the Company shall at any time pay any dividend or made any other distribution on its Common Stock in property, other than in cash or in Common Stock of the Corporation, then provision shall be made as part of the terms of such dividend or distribution so that the holder of any Series A Preferred Stock surrendered for conversion after the record date for determination of holders of Common Stock entitled to such dividend or distribution shall be entitled to receive the same kind and the same proportionate share of such property which he would have been entitled to receive had such Series A Preferred Stock been converted immediately prior to such record date.

         8. Such adjustments shall be made successively if more than one event listed in subdivisions 4, 5, 6 and 7 shall occur

         9. The Company is not obligated to redeem the Series A Preferred shares.

         10. At every meeting of the stockholders of the Company, holders of Series A Preferred shares shall be entitled to ten (10) votes for each share of Series A Preferred Stock standing in their name on the books of the Company. The Series A Preferred Stock and any other stock having voting rights shall vote together as one class.

         11. The holders of the Series A Preferred Stock have no preemptive rights.

                     EXHIBIT "B"INDEPENDENT AUDITOR'S REPORT

INDEPENDENT AUDITOR'S REPORT

Board of Directors
Power-Cell, Inc.
Dallas, Texas

We have audited the accompanying balance sheet of Power-Cell, Inc. (a development stage enterprise) as of June 30, 1998, and the related statements of operations, shareholders' equity (deficit) and cash flows for each of the two years in the period ended June 30, 1998 and the period from July 1, 1989 through June 30, 1998, which is not separately presented. The period from inception through June 30, 1989, which is not separately presented, was audited and reported on by other auditors. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Power-Cell, Inc. (a development stage enterprise) as of June 30, 1998, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 1998, and the period from July 1, 1989 through June 30, 1998, which is not separately presented, in conformity with generally accepted accounting principles.

We have also audited the combination of the accompanying statements of operations and cash flows for the period from January 21, 1987 (date of incorporation) to June 30, 1989 into the period from January 21, 1987 to June 30, 1998. In our opinion, such statements have been properly combined.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A, the Company's significant operating losses and limited financial resources raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note A. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.


HEIN + ASSOCIATES LLP

Dallas, Texas
October 8, 1998

                                POWER-CELL, INC.
                        (A Development Stage Enterprise)

                                  BALANCE SHEET

                                  June 30, 1998

                                      ASSET
                                      -----


CURRENT ASSET -  Cash                                               $     1,117
                                                                    ===========


                      LIABILITIES AND SHAREHOLDERS' DEFICIT
                      -------------------------------------

CURRENT LIABILITIES -  Accounts payable and
   accrued expenses                                                 $    27,948

COMMITMENTS AND CONTINGENCIES
   (Notes D, F, G and H)

SHAREHOLDERS' DEFICIT:
    Common stock, $.0001 par value, 750,000,000 shares
      authorized; 6,419,540 shares issued and outstanding                   642
    Additional paid-in capital                                        1,568,911
    Deficit accumulated in the development stage                     (1,596,384)
                                                                    -----------

         Total shareholders' deficit                                    (26,831)
                                                                    -----------

         Total liabilities and shareholders' deficit                $     1,117
                                                                    ===========















                 See accompanying notes to financial statements.



                                POWER-CELL, INC.
                        (A Development Stage Enterprise)

                            STATEMENTS OF OPERATIONS




                                                                       For the period
                                                                       from January 21,
                                           Years Ended June 30,         1987 (Date of
                                         --------------------------     Incorporation)
                                            1998           1997        to June 30, 1998
                                         ---------      -----------    ----------------
REVENUE -
   Interest and other income             $      --      $       189    $    176,724

EXPENSES:
   Product development                          --             --           225,478
   General and administrative                 16,651         21,528       1,503,137
   Interest                                     --             --            32,706
   Impairment of investment                   11,787           --            11,787
                                         -----------    -----------    ------------
                                              28,438         21,528       1,773,108
                                         -----------    -----------    ------------

       NET LOSS                          $   (28,438)   $   (21,339)   $ (1,596,384)
                                         ===========    ===========    ============

NET LOSS PER SHARE (Basic and Diluted)   $     *        $     *
                                         ===========    ===========

WEIGHTED AVERAGE SHARES
   OUTSTANDING                             6,419,540      6,216,875
                                         ===========    ===========


* Less than $ (.01)




















                 See accompanying notes to financial statements.


                                POWER-CELL, INC.
                        (A Development Stage Enterprise)

                  STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
          For the Period From January 21, 1987 (Date of Incorporation)
                              through June 30, 1998

                                                                                                                           Deficit
                                                                                  Common Stock                           Accumulated
                                                     Common Stock                   Subscribed         Additional          in the
                                            --------------------------      -------------------------   Paid-in          Development
                                               Shares         Amount          Shares         Amount     Capital            Stage
                                            ----------      ----------      ----------     ----------  -----------      ------------

Issuance of stock on January 21, 1987        4,356,942          $  436            -             -      $       564      $    -
Net loss                                          -              -                -             -             -          (255,419)
                                            ----------      ----------      ----------     ----------  ------------     ----------
    BALANCE, June 30, 1987                   4,356,942             436            -             -               564       (255,419)

Issuance of stock for legal services
  on February 17, 1988                         163,385              16            -             -             1,234           -
Stock recorded upon reverse
  acquisition of Magellan                      925,850              93            -             -           285,427           -
Exercise of warrants                           560,698              56            -             -         1,195,194           -
Net loss                                          -              -                -             -              -          (271,610)
                                            ----------      ----------      ----------     ----------    ----------     ----------
    BALANCE, June 30, 1988                   6,006,875             601            -             -         1,482,419       (527,029)

Net loss                                          -              -                -             -              -          (273,357)
                                            ----------      ----------      ----------     ----------    ----------     ----------
    BALANCE, June 30, 1989                   6,006,875             601            -             -         1,482,419       (800,386)
Net loss                                          -              -                -             -              -          (310,335)
                                            ----------      ----------      ----------     ----------    ----------     ----------
    BALANCE, June 30, 1990                   6,006,875             601            -             -         1,482,419     (1,110,721)
Net loss                                          -              -                -             -              -          (199,455)
                                            ----------      ----------      ----------     ----------    ----------     ----------
    BALANCE, June 30, 1991                   6,006,875             601            -             -         1,482,419     (1,310,176)
Net loss                                          -              -                -             -              -           (87,993)
                                            ----------      ----------      ----------     ----------    ----------     ----------
    BALANCE, June 30, 1992                   6,006,875             601            -             -         1,482,419     (1,398,169)
Net loss                                          -              -                -             -              -           (64,367)
                                            ----------      ----------      ----------     ----------    ----------     ----------
    BALANCE, June 30, 1993                   6,006,875             601            -             -         1,482,419     (1,462,536)



                                   -Continued-




                                POWER-CELL, INC.
                        (A Development Stage Enterprise)

                      STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT), Continued
          For the Period From January 21, 1987 (Date of Incorporation)
                              through June 30, 1998


                                                                                                                 Deficit
                                                                          Common Stock                          Accumulated
                                             Common Stock                  Subscribed            Additional       in the
                                      ------------------------     -------------------------      Paid-in       Development
                                        Shares         Amount       Shares          Amount        Capital          Stage
                                      -----------   -----------    -----------    -----------    -----------    -----------

Subscription of common stock
   on June 30, 1994                          --            --         100,000         25,000         (2,500)          --
Net loss                                     --            --            --             --             --          (31,876)
                                      -----------   -----------    -----------    -----------    -----------    ----------
     BALANCE, June 30, 1994             6,006,875           601       100,000         25,000      1,479,919     (1,494,412)

Issuance of stock subscribed on
   July 14, 1994                          100,000            10      (100,000)       (25,000)        24,990           --
Issuance of stock on July 14, 1994
   for commission on June 30,
   1994 stock offering                     10,000             1          --             --            2,499           --
Issuance of stock on July 14, 1994        100,000            10          --             --           24,990           --
Cost of stock issuance-legal fees
   and commissions                           --            --            --             --           (3,500)          --
Net loss                                     --            --            --             --             --          (23,194)
                                      -----------   -----------   -----------    -----------    -----------     ----------
     BALANCE, June 30, 1995             6,216,875           622          --             --        1,528,898     (1,517,606)

Issuance of stock options for
 legal fees                                  --            --            --             --           12,985           --
Net loss                                     --            --            --             --             --          (29,001)
                                      -----------   -----------    -----------    -----------    -----------    -----------
     BALANCE, June 30, 1996             6,216,875           622          --             --        1,541,883     (1,546,607)

Issuance of stock options for legal
   fees                                      --            --            --             --           11,109           --
Net loss                                     --            --            --             --             --          (21,339)
                                      -----------   -----------    -----------    -----------    -----------   -----------
     BALANCE, June 30, 1997             6,216,875           622          --             --        1,552,992     (1,567,946)
                                      -----------   -----------    -----------    -----------    -----------    -----------

Issuance of stock to president of
   Company for expenses paid              202,665            20          --             --           15,919           --
Net loss                                     --            --            --             --             --          (28,438)
                                      -----------   -----------    -----------    -----------    -----------   -----------
     BALANCE, June 30, 1998             6,419,540   $       642   $      --      $      --       $1,568,911    $(1,596,384)
                                      ===========   ===========   ============   ============    ===========    ===========



                 See accompanying notes to financial statements.



                                POWER-CELL, INC.
                        (A Development Stage Enterprise)

                            STATEMENTS OF CASH FLOWS


                                                                                     For the Period
                                                                                    from January 21,
                                                                                      1987 (date of
                                                         Years Ended June 30,       incorporation) to
                                                           1998           1997         June 30, 1998
                                                       -----------    -----------   -----------------

OPERATING ACTIVITIES:
    Net loss                                           $   (28,438)   $   (21,339)   $(1,596,384)
    Adjustments to reconcile net loss to net cash
       used in operating activities:
        Amortization and depreciation                         --             --           24,644
        Loss on theft of equipment                            --             --              741
        Issuance of stock options for services                --           11,109         24,094
        Impairment of investment in Partnership             11,787           --           11,787
        Expenses paid by shareholder                        15,939           --           15,939
        Changes in operating assets and liabilities:
        Other assets                                          --             --          (16,400)
        Accounts payable and accrued expenses                  887            800         26,561
                                                       -----------    -----------    -----------
       NET CASH PROVIDED BY (USED IN)
          OPERATING ACTIVITIES                                 175         (9,430)    (1,507,631)
                                                       -----------    -----------    -----------

INVESTING ACTIVITIES:
    Investment in limited partnership                         --             --          (31,787)
    Purchase of office equipment                              --             --           (8,985)
                                                       -----------    -----------    -----------
       NET CASH USED IN
          INVESTING ACTIVITIES                                --             --          (40,772)
                                                       -----------    -----------    -----------

FINANCING ACTIVITIES:
    Advance received                                          --             --           20,000
    Proceeds from issuance of common stock and
       exercise of warrants                                   --             --        1,533,020
    Cost of stock issuance                                    --             --           (3,500)
                                                       -----------    -----------    -----------
       NET CASH PROVIDED BY
          FINANCING ACTIVITIES                                --             --        1,549,520
                                                       -----------    -----------    -----------

INCREASE (DECREASE) IN CASH                                    175         (9,430)         1,117

CASH AND CASH EQUIVALENTS AT
    BEGINNING OF PERIOD                                        942         10,372           --
                                                       -----------    -----------    -----------

CASH AND CASH EQUIVALENTS AT END
    OF PERIOD                                          $     1,117    $       942    $    (1,117)
                                                       ===========    ===========    ===========

SUPPLEMENTAL INFORMATION - cash paid
    during the period for interest                     $      --      $      --      $    32,706
                                                       ===========    ===========    ===========


NONCASH TRANSACTIONS - Common stock was issued for services and for the acquisition of Magellan (Note B) in fiscal year 1988.

                                POWER-CELL, INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS

NOTE A - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

    Organization
    -------------

    Magellan Corporation (Magellan) was incorporated in Colorado on April 28, 1986 for the purpose of raising capital to seek and participate in business opportunities. Effective February 19, 1988, Magellan completed a merger with Balzac Investments, Inc. (Balzac) (see Note B), which was incorporated January 21, 1987, and the resulting entity adopted the name Power Cell, Inc. (the Company). The Company has had no revenues from operations and is considered to be in the development stage. The Company has certain rights to a battery charger product (see Notes D and G).

    Loss per Common Share
    ---------------------

    Basic loss per common share is based upon the weighted average number of common shares outstanding. Diluted loss per share also considers common stock equivalents in the determination of weighted average shares, unless the common stock equivalents would be antidilutive. Warrants prior to exercise are not considered in the computation as their effect would be antidilutive.

    Office Equipment
    ----------------

    Office equipment is recorded at cost. Depreciation is calculated using the straight-line method over the estimated useful life of the assets. As of June 30, 1994, the equipment had been fully depreciated.

    Organization Costs
    ------------------

    Costs incurred in connection with the organization of Balzac ($16,400) were capitalized and amortized over five years using the straight-line method.

    Cash Equivalents
    ----------------

    For purposes of reporting cash flows, the Company considers demand deposits, money market accounts and certificates of deposits with an original maturity of three months or less to be cash equivalents.

    Investment in Partnership
    -------------------------

    The Company has an approximate 7.35% limited partner interest in a partnership and the investment is carried at cost, net of an allowance for impairment.

    Income Taxes
    ------------

    The Company accounts for deferred income taxes on a liability method, whereby deferred income taxes are provided for temporary differences between financial statements and income tax reporting amounts.

                                POWER-CELL, INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS

    Long-Lived Assets
    -----------------

    In the event that facts and circumstances indicate that the cost of assets or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value is required.

    Continuation as a Going Concern
    -------------------------------

    The accompanying financial statements and related footnotes have been prepared assuming the Company will continue as a going concern. The Company is in the development stage and has incurred significant losses since inception and has limited financial resources. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company will need to raise capital and/or eventually achieve profitable operations in order for it to continue as a going concern. The Company entered into a limited partnership agreement in October 1992 that management believed would potentially result in successful manufacturing and marketing of the Company's product and the eventual creation of a royalty stream to the Company and potential earnings from the Company's interest in the partnership (see note G). However, all marketing and operations activities of the partnership have ceased. The Company is currently seeking a merger partner.

NOTE B - MERGER

    Effective February 19, 1988, Magellan exchanged shares of its common stock for all of the issued and outstanding common shares of Balzac. The shares issued represented approximately 83% of the outstanding shares of Magellan after the merger, and officers and directors of Balzac became the officers and directors of Magellan. Accordingly, for financial reporting purposes, Balzac is deemed to have acquired Magellan. The transaction was accounted for using the purchase method of accounting and was recorded based upon the value of Magellan's identifiable net assets, net of offering costs. The accompanying financial statements, during the period prior to the merger, reflect the historical accounts of Balzac. Magellan's operations are included in the accompanying financial statements commencing February 19, 1988. Balzac's equity section has been restated from the date of incorporation to reflect the number of shares which would have been outstanding under Magellan's $.0001 par value capital structure.

    The merger agreement also entitles Balzac's shareholders of record prior to the merger to a 10% royalty on gross sales of the battery charger product.

NOTE C - SHAREHOLDERS' EQUITY

    On December 6, 1986, Magellan received the net proceeds from the sale of 400,000 units (each unit consisting of one share of Magellan's common stock and one Class A warrant) at $.01 per unit. Each Class A warrant entitled the holder to purchase at a price of $.02, one share of common stock and one Class B warrant. Each Class B warrant entitled the holder to purchase, at a price of $.03, one share of common stock and one Class C warrant. Each Class C warrant entitled the holder to purchase, at a price of $.04, one share of common stock and one Class D warrant. Each Class D warrant entitled the holder to purchase one share of common stock for $.05 per share.

                                POWER-CELL, INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS

    On April 13, 1988, the Company called all Class A, B, C and D warrants for redemption. Certain warrants were exercised and the Company received approximately $1,284,000 net of escrow fees and the cost of redeeming the remaining warrants. Other costs of approximately $88,000 related to the registration of the warrants have been offset against the proceeds and charged to additional paid in capital. All outstanding Class A, B, C and D warrants were redeemed on May 16, 1988.

    During fiscal 1995, the Company issued 20,000,000 shares of common stock for $50,000, $25,000 of which had been subscribed as of June 30, 1994. Commissions and other expenses related to the stock issuances of 1,000,000 shares of stock and $3,500 of cash were paid.

    The Company's board of directors approved a 100 for 1 reverse stock split on October 25, 1994, which was effective for shareholders of record on November 21, 1994. All shareholders' equity information in the accompanying financial statements has been restated to reflect the reverse split as if it had occurred at inception.

    During fiscal 1997, the Company granted options to purchase up to 200,000 shares of its common stock for $100 in lieu of legal services valued at approximately $24,000. The options expire August 31, 2000. The portion of the services attributable to fiscal years 1997 and 1996 amounted to $11,109 and $12,985, respectively, and were charged to operations in the accompanying statements of operations.

    During fiscal 1998, the Company's board of directors approved the issuance of 202,665 shares to the president of the Company in repayment of $15,939 of costs the president paid on the Company's behalf. The majority of the costs were in connection with a special shareholders' meeting.

NOTE D - ACQUISITION OF BATTERY CHARGER PRODUCT

    On January 22, 1987, Balzac entered into an agreement to purchase the product, Power Cell, and all related technology from the developers. Power Cell is the trade name of a reserve battery device intended to be stored until needed and immediately brought to full working capacity by activation.

    Balzac paid $150,000 cash (including a total of $52,995 to a director and a former officer of the Company) for the product and the technology. In addition, Balzac agreed to make royalty payments to the former owners equal to $.10 per unit for the first 11.2 million units sold and $.05 per unit for the next 18 million units sold up to $2,000,000. The two individuals referred to above are entitled to 45.2% of this royalty. The Company assumed this royalty obligation pursuant to the merger.

    The purchase price was funded by a note payable to a director of the Company. The principal and accrued interest (total of $176,984) was paid in July 1988.

NOTE E - INCOME TAXES

    The components of the Company's deferred tax accounts are as follows:

                                POWER-CELL, INC.
                        (A Development Stage Enterprise)

                         NOTES TO FINANCIAL STATEMENTS



                                                                       June 30,
                                                                         1998
Deferred tax asset - net operating loss carryforward               $    430,000
Deferred tax asset valuation allowance                                 (430,000)
                                                                   ------------
Net deferred tax asset                                             $      --
                                                                   ============

    For federal income tax purposes at June 30, 1998, the Company had a net operating loss carryover of approximately $1,260,000. If not utilized, the net operating loss will begin expiring in 2002 through 2012.

NOTE F - RELATED PARTY TRANSACTIONS

    During 1988, the Company used Corporate Stock Transfer, Inc. (CST) as its transfer agent. An officer, director and shareholder of CST was also a director of the Company in 1988. Total payments to CST by the Company (and Magellan prior to the merger) through June 30, 1988 were approximately $13,000. The Company discontinued using CST in 1989. Effective February 19, 1988, the Company entered into a consulting agreement with International Marketing Visions, Inc. (IMV), which required monthly payments of $1,000 for a term of thirty months. This agreement expired during fiscal year ended June 30, 1991 and was not renewed. A family member of a former director of the Company is a principal shareholder of IMV.

    The Company does not have international rights to its battery charger product. However, the Company is obligated to pay for expenses incurred in filing foreign patent applications for the product on behalf of certain directors of the Company and other individuals who hold the international rights. These amounts are to be repaid out of the 10% royalty discussed in Note B. The total paid by the Company pursuant to this obligation for the period from January 21, 1987 (date of incorporation) to June 30, 1998 was $72,057. These amounts were paid primarily prior to fiscal year 1993, and the general partner has since assumed the obligation.

NOTE G - LIMITED PARTNERSHIP

    In October 1992, the Company entered into a limited partnership agreement with several other limited partners (including directors and/or significant shareholders of the Company) and a sole general partner to provide for the initial testing, and potentially, the management, funding, manufacturing and marketing of the Power Cell reserve battery unit. In exchange for contribution of rights to the Power Cell unit the Company initially obtained an approximate 11% interest in the limited partnership (the Partnership) as a limited partner, which is subject to certain preference distributions to the general partner. The Company's initial Partnership interest decreased to approximately 7.35% at June 30, 1996 due to the admittance of outside investors into the Partnership. The Company is not involved in the management of the Partnership.

    A separate license royalty agreement between the Company and the Partnership provides that the Company will be entitled to royalty payments on all Power Cell units produced and sold in the United States and its territories equal to 5% to 20% of the annual gross sales of the Partnership up to a certain sales level as specified in the agreement. A portion of this royalty was assigned to another party as

                                POWER-CELL, INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS

    described below. Royalties on international sales of Power-Cell units will be paid to individual international rights holders, some of which are affiliates of the Company (directors and/or significant shareholders), and all of which are limited partners in the Partnership.

    In connection with the royalty and limited partnership agreements, the engineering firm that developed the battery product received an approximate 41% of the Company's royalty rights and an approximate 8% interest in the Partnership. During fiscal year 1998, the Partnership received a settlement in a lawsuit against the engineering firm which released the 41% royalty rights and the 8% Partnership interest.

    During fiscal 1993, the Company incurred legal fees of $31,787 related to the acquisition of its interest in the Partnership. The general partner advanced the Company $20,000 to assist with the legal costs. The terms of the agreement between the general partner and the Company require the advance to be repaid, with interest at 10%, from the first royalty payments which the Company may receive from the Partnership. The Partnership's activities have ceased and as of June 30, 1998 the management believes the Company's investment in the Partnership is fully impaired. Consequently, the investment and related liability have been charged to expense.

NOTE H - CONTINGENCIES

    In fiscal 1998, the Company's board of directors approved a request for compensation of approximately $607,000 for the president of the Company. In addition, the president of the Company intends to submit to the Company's board of directors a request for additional compensation totaling $30,000 for the fiscal year ended June 30, 1998. However, the board of directors agreed these amounts would be due only if the president could negotiate the payment (or some portion thereof) with an acquiring or merging company, if any.

    These amounts are considered contingent liabilities and have not been recorded in the accompanying financial statements, because their payment would be subject to approval by the management of an acquiring or merging company.

                                   EXHIBIT "C"
                          INDEPENDENT AUDITOR'S REPORT
                           (Park Pharmacy Corporation)

Board of Directors and Stockholders
Park Pharmacy Corporation
10711 Preston Road, Suite 250
Dallas, TX 75230

We have audited the accompanying balance sheet of Park Pharmacy Corporation, a Development Stage Company, as of September 30, 1998, and the related statements of operations, retained earnings, and cash flows for the period June 10, 1998 (Inception) through September 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Park Pharmacy Corporation as of September 30, 1998 and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles.



ALVIN L. DAHL & Associates, PC

October 29, 1998

Dallas, Texas

                            Park Pharmacy Corporation
                        (A Development Stage Corporation)
                                  Balance Sheet
                               September 30, 1998


Assets:
        Current Assets:
                 Cash                                                  $  1,000
                                                                       --------
                          Total Current Assets                            1,000

        Fixed Assets:
                 Furniture & Fixtures (Note 2)                           17,542
                 Accumulated Depreciation and Amortization               (1,184)
                                                                       --------
                          Total Fixed Assets
                                                                         16,358

        Other Assets:
                 Security Deposit (Note 3)                                1,212
                                                                       --------
                          Total Other Assets                              1,212
                                                                       --------

                                   Total Assets                        $ 18,570
                                                                       ========

        Liabilities and Stockholders' Equity:
        Current Liabilities:
        Accrued Expenses                                                  3,756
                 Advances from Affiliate  (Note 4)                     $ 51,266
                 Commitments and Contingent Liabilities                     -0-
                                                                       --------
                          Total Current Liabilities                      55,022

        Stockholders' Equity:
                 Common Stock - 9,000,000 shares authorized,
                 7,600,000 shares issued and outstanding
                 $0.0001 per share par value                                760
                 Preferred Stock - 1,000,000 shares authorized,
                 -0- shares issued and outstanding
                 $1.00 per share par value                                    0
        Paid In Capital                                                     240
        Deficit Accumulated in the Development Stage                    (37,452)
                                                                       --------
                 Total Stockholders' Equity                             (36,452)

                          Total Liabilities and Stockholders' Equity   $ 18,570
                                                                       ========



                        See Notes to Financial Statements

                            Park Pharmacy Corporation
                        (A Development Stage Corporation)
                                Income Statement
       For the period June 10, 1998 (inception) through September 30, 1998

Sales                                                              $   -0-

General & Administrative Expenses:
         Software Training                                         $   4,035
         Supplies                                                        131
         Salaries                                                     21,772
         Depreciation                                                  1,184
         Rent                                                          5,325
         Travel                                                        1,705
         Audit Fee Accrual                                             3,300
                                                                   ---------
                  Total General & Administrative Expenses             37,452

Net Operating Income (Loss)                                          (37,452)

         Provision for Federal Income Tax                              -0-

Net Income (Loss)                                                    (37,452)
                                                                      ======



Basic Earnings Per Share (Note 5)                                  $ 0.0147

Diluted Earnings Per Share                                              NA














                      See Notes to the Financial Statements

                            Park Pharmacy Corporation
                        (A Development Stage Corporation)
                             Statement of Cash Flows
       For the period June 10, 1998 (Inception) through September 30, 1998

Cash Flows from Operating Activities:

Net Income (Loss)                                                     $ (37,452)
Adjustments to reconcile net income to net cash
  provided (used) by operating activities:
         Depreciation                                                     1,184
         Year End Accruals                                                3,756
Change in operating assets and liabilities:
         Other Assets:  Security Deposit                                 (1,212)
                                                                          -----
                  Net Cash  Provided (Used) by Operating Activities     (33,724)

Cash Flows from Investing Activities:

         Capital Expenditures on Property, Plant & Equipment            (17,542)
                  Net Cash Provided (Used) by Investing Activities      (17,542)

Cash Flows from Financing Activities:

         Advances from Affiliated Party (Note 4 )                        51,266
         Proceeds from Sale of Stock                                      1,000
                                                                        -------
                  Net Cash Provided (Used) by Financing Activities       52,266

Net Increase in Cash and Cash Equivalents                                 1,000

Cash and Cash Equivalents at Beginning of Period                          -0-

Cash and Cash Equivalents at end of Fiscal Year                           1,000
                                                                        =======










                        See Notes to Financial Statements

                            Park Pharmacy Corporation
                        (A Development Stage Corporation)
                        Statement of Comprehensive Income
       For the period June 10, 1998 (Inception) through September 30, 1998

Net Income                                                            $(37,452)

Other Comprehensive Income, Net of Tax                                    -0-

Comprehensive Income (Note 8)                                         $(37,452)
                                                                        ======


















                      See Notes to the Financial Statements



                            Park Pharmacy Corporation
                        (A Development Stage Corporation)
                        Statement of Stockholders' Equity
       For the period June 10, 1998 (Inception) through September 30, 1998


                            Common           Paid-In          Retained
                             Stock           Capital          Earnings          Total
                           -------------------------------------------------------------

Balance, June 10, 1998     $    -0-         $   -0-           $   -0-          $  -0-

Sale of Common Stock,
         September 30, 1998     760             240               -0-             1,000

Net Income                                                      (37,452)        (37,452)
                           -------------------------------------------------------------

Balance, Sept. 30, 1998    $    760         $   240           $ (37,452)       $(36,452)
                           =============================================================


Park Pharmacy Corporation
(A Development Stage Corporation)
Notes to Financial Statements
For the Period June 10, 1998 (Inception) through September 30, 1998

Note 1:  Summary of Significant Accounting Policies:

a. Organization and Business Activities

Park Pharmacy Corporation was incorporated in the state of Texas on June 10, 1998 and is in its development stage of organization. The Company plans to acquire several independent retail pharmacies with associated home healthcare facilities, if any. The operating pharmacies will be acquired in exchange for stock of the Company.
Each pharmacy will be a wholly owned subsidiary of the Company.

The purpose of this venture is to build a network of highly technical pharmacies that are known as the leaders in the industry. The Company believes that customer service and convenience are critical in positioning itself as an alternative to mass merchandisers, supermarkets and other retail channels. Targeted locations will include high population areas which are not only capable of providing the normal day-to-day prescription and over -the-counter medication market but a requirement for the higher technical product such as compounded prescriptions, intravenous infusion, injectibles, and pain management products.

b.  Cash and Cash Equivalents:

For purposes of reporting cash flows, the Company considers all cash on hand and in banks, certificates of deposit and other highly liquid debt instruments with a maturity of three months or less at the date of purchase to be cash and cash equivalents.

c.  Revenue recognition and credit policies:

In the normal course of business, the Company primarily would sell its goods on either a "cash in advance" or would invoice third party providers. In the event of complete non-performance by the Company's customers, the maximum exposure to the Company is the outstanding trade accounts receivable balance at the date of non-performance.

d.  Inventory:

The Company currently holds no inventory; however, the target acquiree will each have an inventory of product on hand.

e.  Property and equipment:

Property and equipment is recorded at its historical cost. Depreciation is provided for in amounts sufficient to relate the asset cost to operations over the estimated useful life (three to five years) using the straight-line method for financial reporting purposes.

Gains and losses from disposition of property and equipment are recognized as incurred and are included in operations.

f.  Income Taxes:

The Company uses the asset and liability method as identified in SFAS 109, Accounting for Income Taxes.

g.  Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

h.  Asset Impairment:

The Company adopted the provisions of SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, in its financial statements for the year ended September 30, 1998. There has been no effect as of September 30, 1998 of adopting SFAS 121.

i.  Stock-Based Compensation:

The Company will follow the intrinsic value based method of accounting as prescribed by SFAS No. 123, Accounting for Stock-Based Compensation, for its stock-based compensation. The Company has not adopted a stock option plan.

j.  Fiscal Year:

Management has elected a fiscal year end of September 30, 1998.

Note 2: Furniture & Fixtures:

The Company has purchased computers and related equipment, which are being utilized in its daily activities.

Note 3: Security Deposit:

The security deposit is equal to one-half of one month's rent on the office space that the Company shares with a related party. The Company has not signed a lease with the related party and has no liability other than the agreement described in Note 5.

Note 4:  Advances from Affiliate and Related Party Transactions

An affiliated Company, owned by the majority stockholder, has agreed to advance operating funds of up to $150,000.00 to cover the Company's developmental stage expenses. These expenses include 50% of the Company's office rent, 40% of the operating officer's salaries, 100% of office equipment purchases and various other expenses. At September 30, 1998, the Company had used or obligated itself for $55,021 including $51,266 advanced and $3,755 accrued. These funds are being advanced on a non-interest-bearing basis.

The majority stockholder of the Company also controls Dougherty's Pharmacy Company. The Boards of Directors of the Company and Dougherty's interlock and the operating officers of the Company also perform duties for Dougherty's.

Note 5:  Earnings (Loss) Per Common Share

Earnings per common share are computed by dividing net income by the weighted average number of common shares and common stock equivalents outstanding during 1998. SFAS No. 128, Earnings per Share applies to entities with publicly held common stock and establishes standards for computing and presenting earnings per share (EPS). Basic EPS excludes dilution and is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. At September 30, 1998, the Company was privately held and had no common stock equivalents outstanding. The weighted average number of common shares outstanding as of September 30, 1998 was 2,533,333 and Basic Earnings per share was $(0.0147).

Note 6:  Income Taxes

At  September  30,  1998,   the  Company  has   available  net  operating   loss
carryforwards of approximately $37,452 for federal income tax purposes that begin to expire in 2013. The federal carryforwards resulted from the operating loss generated in fiscal 1998. For financial purposes, a valuation allowance of $37,452 has been recognized to offset any deferred tax assets. There are no deferred tax liabilities. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets as of September 30, 1998 are as follows:

         Deferred tax assets:
         Net operating loss carryforward                      37,452
         Valuation allowance for deferred tax assets          37,452
         Deferred tax assets                                       0

Note 7:  Fair Values of Financial Instruments

The following methods and assumptions were used to estimate the fair value of financial instruments:

Cash and Cash Equivalents. The carrying amount reported in the balance sheet for cash and cash equivalents approximates its fair value.

Accounts Receivable and Accounts Payable. The carrying amount of accounts receivable and accounts payable in the balance sheet approximates fair value.

Short-Term and Long-Term Debt. The carrying amount of the advances from affiliates recorded in the balance sheet approximates fair value because of its short term and its non-interest-bearing basis.

The carrying amounts of the Company's financial instruments at September 30, 1998 represent fair value.

Note 8:  Comprehensive Income

SFAS No. 130, Reporting Comprehensive Income establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. It requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid in capital in the equity section of a statement of financial position. The Company's comprehensive income does not differ from its reported net income.

Note 9:  Year 2000 Issues

The Y2K issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any programs that have time sensitive software or hardware may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a major system failure or malfunction. The Company's current accounting software, office software, and hardware applications are Y2K compliant. Other applications such as telephone systems, etc. are being reviewed by their vendors for compliance. No cost has been estimated at this time. The Pharmacies that the Company plans to acquire may not be Y2K compliant. The Company will investigate this issue as part of its due diligence on each acquisition.

SECURITIES TRANSFER CORP.
16910 Dallas Parkway # 100
Dallas, Texas 75248

                    This Proxy is Solicited on Behalf of Power-Cell, Inc. (the "Corporation"), a Colorado Corporation for the Shares of the Common Stock of the Corporation, in connection with a special meeting of shareholders to be held at the University Club, 13350 Dallas Parkway, Dallas, Texas 75240, on or about June 15, 1999, or any adjournment thereof (the "Special Meeting").

                                      PROXY

The undersigned holder of shares of Common Stock of the Corporation revokes all previously executed proxies and appoints James C. Rambin, or in the alternative, Thomas R. Baker, if James C. Rambin refuses or is unable to exercise this Proxy, as his or her proxy with power of substitution, to vote and otherwise represent all of the shares of the undersigned at the Special Meeting. The persons named above are appointed to represent the undersigned and to vote all of the shares of common stock of the Corporation held on record by the undersigned on April 30, 1999, with the same effect as if the undersigned were present and voting the shares, on the following matters and in the following manner.

1. Approval of a Stock Purchase Agreement (the "Purchase Agreement") between the Corporation, Park Pharmacy, Inc., a Texas corporation ("Park Pharmacy") and the holders (the "Selling Shareholders") of the common stock of Park Pharmacy (Please Check Only One):

                           For  [ ]      Against  [ ]            Abstain  [ ]

2. Amending the Corporation's Articles of Incorporation ("Articles")to change its name to Park Pharmacy, Inc. (Please Check Only One):

                           For  [ ]      Against  [ ]            Abstain  [ ]

3. Amending the Articles to increase the aggregate number of authorized stock to include 250,000,000 shares of Preferred Stock (Please Check Only One):

                           For  [ ]      Against  [ ]            Abstain  [ ]

4. Authorize the Board of Directors of the Corporation, from time to time, to divide the Preferred Shares into series, to designate such series, to fix and determine separately for each series any one or more of the following relative rights and preferences, and to issue shares of any series then or previously designated, fixed and determined: (a) the rate of dividend; (b) the price at and the terms and conditions on which shares may be redeemed;
     (c) the amount payable upon shares in the event of involuntary liquidation;
     (d) the amount  payable upon shares in the event of voluntary  liquidation;
     (e) sinking fund provisions, if any, for the redemption or purchase of shares; (f) the terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion; and
     (g) voting rights. (Please Check Only One):

                           For  [ ]      Against [ ]             Abstain [ ]

The shares represented by this proxy will be voted as you have indicated above. If no indication is made, the share represented by this proxy will be voted in favor of each of the above nominees and proposals. I authorize my proxy to substitute any other person to act under this proxy, to revoke any substitution, and to file this proxy and any substitution or revocation with the cooperation. This proxy and the authority represented by this proxy may be revoked at any time by the undersigned. Unless revoked, this proxy shall terminate on July 1, 1999, the day after the shareholders' meeting, or if the meeting is continued or adjourned, the day after the continuation or adjournment.

The  undersigned   acknowledges   receipt  of  the  Notice  Special  Meeting  of
Shareholders and Proxy Statement, each dated May 15, 1999.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title of such, if a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated: May 15, 1999

                                            -----------------------------------
                                            [signature]


                                            -----------------------------------
                                            [signature]

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE